Exhibit 15

August 4, 2006

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

RE:            Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 333-109890; 33-26241; 33-34000; 333-56151; 333-18627; 333-109891; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 33-65364; 333-18617; 333-79449; 333-40239; 333-95037; 333-50969; 333-58360; 333-97927; 333-115567; 333-115568; and 333-132139).

Commissioners:

We are aware that our report dated July 25, 2006, on our reviews of interim financial information of Ecolab Inc. (the “Company”) as of June 30, 2006 and for the three and six month periods ended June 30, 2006 and 2005 included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006, is incorporated by reference in its Registration Statements listed above.

Yours very truly,

/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota